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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement related to Peoples Energy Corporation's (the "Company's") Long-Term Incentive Compensation Plan of our report, dated November 2, 1994, included in the Company's annual report on Form 10-K for the year ended September 30, 1994, and to all references to our firm included in this Registration Statement.



                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                             ARTHUR ANDERSEN LLP

Chicago, Illinois,

October 3, 1995